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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, D.C.


                                   FORM 8-K


                                CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




                               January 21, 2000
                ------------------------------------------------
                Date of Report (date of earliest event reported)





                        Citadel Environmental Group, Inc.
              -----------------------------------------------------
              Exact Name of Registrant as Specified in its Charter





          Colorado                   0-16423             84-0907969
---------------------------      ---------------    ----------------------
State or Other Jurisdiction      Commission File    IRS Employer Identifi-
     of Incorporation                Number             cation Number





       900 West Castleton Road, Suite 100, Castle Rock, Colorado 80104
       ---------------------------------------------------------------
         Address of Principal Executive Office, Including Zip Code


                               (303) 297-9656
            --------------------------------------------------
            Registrant's Telephone Number, Including Area Code




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On January 21, 2000, Citadel Environmental Group, Inc. (the "Company") completed the acquisition of 100% of the outstanding common stock of CoComp, Inc., a Colorado corporation ("CoComp") in exchange for $1,079,000 in cash, $951,000 in promissory notes due over the next two years and $1,000,000 worth of the Company's common stock.

     The stock issuances were made pursuant to four Purchase Agreements ("Agreements") between the Company and the three shareholders and one key employee of CoComp. The terms of the Agreements were the result of negotiations between the managements of the Company and CoComp. However, the Board of Directors did not obtain any independent "fairness" opinion or other evaluation regarding the terms of the Agreements, due to the cost of obtaining such opinion or valuation.

     The foregoing summary of the Agreements is qualified by reference to the complete text of the Agreements, which are filed as exhibits hereto, and are incorporated herein by this reference.

     In the year-ended December 31, 1999, CoComp generated gross revenues of approximately $9,000,000 on sales of data storage systems and services to commercial clients in the western United States. Utilizing various hardware and software products and manufacturers, CoComp designs and implements data storage solutions and provides long-term data storage administration and management servicing. CoComp has offices in Phoenix, Arizona and Dallas, Texas, with Colorado locations in Boulder, Fort Collins and Colorado Springs. CoComp's commercial business will compliment the government business of the Company's other subsidiary, Storage Area Networks. CoComp will begin immediately doing business under the name of Storage Area Networks ("SAN").

     CoComp principals Kent Shields and Steve Davis will join the management team as Vice Presidents of SAN. The acquisition of CoComp and its established data storage customer accounts is strategically important to SAN because it increases its technical service capabilities while bringing important new commercial customers from a diversified geographic area. With the addition of CoComp, SAN has a balanced business framework to exploit both government and commercial data storage opportunities on a national level for a variety of expanding market segments, including "Dot.com" companies, Internet Service Providers and the federal government.

ITEM 5.  OTHER MATERIALLY IMPORTANT EVENTS.

     The Company intends to hold a special shareholders meeting in early March 2000, at which time shareholders will be asked to approve a change of the Company's name to SAN Holdings, Inc.; a one-for-thirty-six (1 for 36) reverse stock split; and a Stock Option Plan.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The financial statements required by Rule 3-05(b) of Regulation S-X for CoComp are not yet available, and will be filed by amendment on or before April 5, 2000.

     (b) PRO FORMA FINANCIAL INFORMATION. The pro forma financial information required by Article 11 of Regulation S-X is not yet available, and will be filed by amendment on or before April 5, 2000.



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     (c)  EXHIBITS.

          Exhibit 10.1 Purchase Agreement by and among the Company, Storage Area Networks and Brent J. Duckworth

          Exhibit 10.2 Purchase Agreement by and among the Company, Storage Area Networks and Lawrence J. Chisesi

          Exhibit 10.3 Purchase Agreement by and among the Company, Storage Area Networks and Kent A. Shields

          Exhibit 10.4 Agreement by and among the Company, Storage Area Networks and Steve Davis



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  CITADEL ENVIRONMENTAL GROUP, INC.


Dated:  January 31, 2000          By:/s/ L. W. Buxton
                                     L. W. Buxton, President































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